EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Thomas Group, Inc. 401(k) Savings Plan (the “Plan”) on Form 11-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission (“SEC”) on or about the date hereof (the “Report”), I, DAVID ENGLISH, Chief  Financial Officer of Thomas Group, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

(4)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.

Date: July 5, 2005

/s/ David English
David English
Chief Financial Officer